Exhibit 99.1

Execution Copy
VOTING, COOPERATION AND INDEMNIFICATION AGREEMENT

Parties:	Scott Dorfman (“Dorfman”)

Susan Mary Trotochaud (“Spouse”)

GSI Commerce, Inc.
a Delaware corporation (“Parent”)
935 First Avenue
King of Prussia, PA 19406

Date:	October 5, 2008
Background: Parent, Bulldog Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”), and Innotrac Corporation, a Georgia corporation (the “Company”), are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), which provides (subject to the conditions set forth therein) for the merger of Acquisition Sub with and into the Company (the “Merger”) and the conversion of outstanding shares of common stock of the Company into cash and common stock of the Parent (“Parent Stock”). Dorfman and Spouse are shareholders (collectively, the “Shareholders”) of the Company. As a condition to the willingness of Parent and Acquisition Sub to enter into the Merger Agreement, Parent and Acquisition Sub have required that the Shareholders enter into, and in order to induce Parent and Acquisition Sub to enter into the Merger Agreement, the Shareholders have agreed to enter into, this Agreement.
     Intending to be legally bound, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:
     1. Certain Definitions
          (a) All capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Merger Agreement.
          (a) “Expiration Date” shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 7.1 thereof and all fees and expenses due Parent pursuant to Section 7.3 thereof have been paid, and (ii) the date upon which the Merger becomes effective in accordance with the terms and conditions of the Merger Agreement.
          (c) A Shareholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Shareholder: (i) is a record owner of such security; or (ii) is a “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

          (d) The “Record Date” for a particular matter shall be the date fixed for persons entitled: (i) to receive notice of, and to vote at, a meeting of the shareholders of the Company called for the purpose of voting on such matter; or (ii) to take action by written consent of the shareholders of the Company with respect to such matter.
          (e) “Subject Securities” shall mean: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Shareholders (individually or jointly) as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Shareholders (individually or jointly) acquire Ownership during the period from the date of this Agreement through the Expiration Date.
          (f) A Person shall be deemed to have effected a "Transfer” of a security if such Person directly or indirectly; (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.
     2. Transfer of Subject Securities
          (a) Transferee of Subject Securities to be Bound by this Agreement. Each of the Shareholders, jointly and severally, agrees that, during the period from the date of this Agreement through the Expiration Date, such Shareholder shall not cause or permit any Transfer of any of the Subject Securities Owned by such Shareholder to be effected except in accordance with Section 2(c).
          (b) Transfer of Voting Rights. Each of the Shareholders, jointly and severally, agrees that, during the period from the date of this Agreement through the Expiration Date, such Shareholder shall ensure that: (a) none of the Subject Securities Owned by such Shareholder is deposited into a voting trust; and (b) no proxy is granted, and no agreement or similar agreement is entered into, with respect to any of the Subject Securities Owned by such Shareholder.
          (c) Permitted Transfers. Section 2(a) shall not prohibit a transfer of Subject Securities by a Shareholder: (i) to any member of Shareholder’s immediate family; or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family; or (ii) upon the death of a Shareholder, provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have agreed to be bound by all of the terms of this Agreement applicable to such Shareholder by executing a counterpart of this Agreement (with such modifications as Parent may reasonably request).
3. Voting of Shares.

          (a) Agreement. Each of the Shareholders, jointly and severally, covenants and agrees that, during the period from the date of this Agreement through the Expiration Date, at any meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, and in any written action by consent of the shareholders of the Company, unless otherwise directed in writing by Parent, such Shareholder shall (i) appear, or cause the holder of record as of the Record Date to appear, at any annual or special meeting of shareholders of the Company (including the Company’s Shareholder Meeting) for the purpose of establishing a quorum, and (ii) vote or cause to be voted all issued and outstanding shares of Company Common Stock that are Owned by such Shareholder (individually or jointly) as of the Record Date:
          (A) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other transactions and actions contemplated by the Merger Agreement and any action required in furtherance hereof or thereof;
          (B) against the following actions (other than the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; (vi) any material change in the capitalization of the Company or the Company’s corporate structure; and (vii) any Acquisition Proposal or any action, agreement or transaction that would, directly or indirectly, result in an Acquisition Proposal; and (viii) any action, agreement or transaction that is intended or could reasonably be expected (I) to facilitate a person other than the Parent in acquiring the Company or (II) to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the other transactions contemplated by the Merger Agreement.
Prior to the Expiration Date, no Shareholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause “(A)” or clause "(B)” of the preceding sentence. Nothing in this Section 3(a) shall prevent the Shareholders from voting in their sole discretion on any matter other than the matters referred to in this Section 3(a).
          (b) Further Assurances. (i) Each Shareholder, at such Shareholder’s own expense, perform such further acts and execute such other documents and instruments as may reasonably be required to carry out and give effect to the provisions of this Agreement.
               (ii) No Shareholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Shareholder’s obligations hereunder or the transactions contemplated hereby.
          (d) Waiver of Dissenters’ Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any dissenters’ rights, any rights of appraisal and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Shareholder.
     4. No Solicitation.
          (a) Each of the Shareholders, jointly and severally, covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, none of them shall, directly or indirectly, nor shall any of them authorize or permit any Representative of any of them, directly or indirectly, to: (i) solicit, initiate, facilitate, induce or encourage, directly or indirectly, the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal.
          (b) Each of the Shareholders shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person and received by any of them. Each of the Shareholders shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.
          (c) Each of the Shareholders shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.
          (d) Nothing in Section 3 or Section 4 of this Agreement shall be deemed to prevent a Shareholder who is a member of the Company’s board of directors from voting or taking any other action, solely in his capacity as a member of the Company’s board of directors, to the extent permitted to be taken by the Company’s board of directors under Section 4.3 of the Merger Agreement.
     5. Representations and Warranties of Shareholders. Each of the Shareholders, jointly and severally, represents and warrants to Parent as follows:
          (a) Authorization. Each of the Shareholders has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by each of the Shareholders and constitutes legal, valid and binding obligations of the Shareholders, enforceable against each of the Shareholders in accordance with its terms.

          (b) No Conflicts, Required Filings and Consents.
               (i) The execution and delivery of this Agreement by each of the Shareholders do not, and the performance of this Agreement by each of the Shareholders will not: (A) conflict with or violate any Law, order, decree or Judgment applicable to any of the Shareholders or by which he, she, it or they or any of his, her, its or their properties are bound or affected; or (B) result in any breach of or constitute a default or breach (with or without the giving of notice, passage of time, or both) under, or give to other Person any rights of termination, amendment, acceleration or cancellation of, or result (with or without the giving of notice, passage of time, or both) in the creation of an Encumbrance on any of the Subject Securities pursuant to, any Contract to which any of the Shareholders is a party or by which any of the Shareholders or any of his, her or its properties is or may be bound or affected.
               (ii) The execution and delivery of this Agreement by each of the Shareholders do not, and the performance of this Agreement by each of the Shareholders will not, require any Consent of any Person.
          Title to Subject Securities. As of the date hereof, each of the Shareholders Own in the aggregate (including shares owned of record and shares owned beneficially), free and clear of any Encumbrance (except for vesting conditions applicable to stock options that have not yet been exercised by such Shareholder), the number of issued and outstanding shares of Company Common Stock set forth below such Shareholder’s name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below such Shareholder’s name on the signature page hereof, and do not directly or indirectly Own any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below such Shareholder’s name on the signature page hereof.
          Accuracy of Representations.
               (i) The representations and warranties of each of the Shareholders contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made as of any such time or date.
               (ii) The representations and warranties of the Company contained in Section 2.2 of the Merger Agreement are accurate as of the date of the Merger Agreement and will be accurate as of the Closing Date as if made on and as of the Closing Date.
     6. Representations and Warranties of Parent. Parent represents and warrants to each of the Shareholders as follows:
          (a) Authorization. Parent has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

          (b) No Conflicts, Required Filings and Consents.
               (i) The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not: (A) conflict with or violate any Law, order, decree or Judgment applicable to Parent or by which it or its properties are bound or affected; or (B) result in any breach of or constitute a default or breach (with or without the giving of notice, passage of time, or both) under, or give to other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which Parent is a party or by which Parent or any of its properties is or may be bound or affected, except, in either case, for any conflict, violation, default or breach that has not had and will not have a material adverse effect on the ability of Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement.
               (ii) Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the Georgia Business Corporation Code, as amended, any antitrust law or regulation (including the Hart-Scott-Rodino Antitrust Improvements Act) and the rules of the Nasdaq, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require the Consent of any Person.
          Accuracy of Representations. The representations and warranties of Parent contained in this Agreement are accurate in all material respects as of the date of this Agreement and will be accurate in all material respects as of the date of the consummation of the Merger as if made as of the Closing Date.
     7. Other Covenants of the Shareholders.
          (a) Company Shareholders’ Meeting and Covenants of the Company. Each of the Shareholders, jointly and severally, covenants and agrees that upon the request of Parent, each Shareholder shall promptly take any and all actions necessary or desirable to cause the Company Shareholders’ Meeting to be held pursuant to the applicable provisions of the Georgia Business Corporation Code, as amended, or any other applicable law.
          (b) Further Assurances. At any time and from time to time after the date hereof through the Closing Date, and without additional consideration, each of the Shareholders will cooperate with Parent, take such action and execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of the Merger Agreement and this Agreement.
          (c) Legend. Immediately after the execution of this Agreement (and from time to time prior to the Expiration Date upon the acquisition by any of the Shareholders (individually or jointly) of Ownership of any shares of Company Common Stock), each of the Shareholders shall instruct the Company to cause each certificate of such Shareholder evidencing any issued and outstanding shares of Company Common Stock Owned by such Shareholder (individually or jointly) to bear a legend in the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT

IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN VOTING, COOPERATION AND INDEMNIFICATION AGREEMENT DATED AS OF OCTOBER 5, 2008, AS IT MAY BE AMENDED, AMONG GSI COMMERCE, INC., SCOTT DORFMAN AND SUSAN MARY TROTOCHAUD, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.
          (d) Escrow. To secure his obligations under Section 8 of this Agreement, Dorfman agrees that Parent shall cause to be delivered to a bank or brokerage firm mutually acceptable to Parent and Dorfman (“Escrow Agent”) an aggregate of Four Million $4,000,000 of the Merger Consideration (“Escrow Funds”) otherwise payable to Dorfman upon consummation of the Merger to be held, disbursed and released pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit A (“Escrow Agreement”) to be entered into among Dorfman, Parent and Escrow Agent prior to the consummation of the Merger. Dorfman shall have the option of delivering the Escrow Funds in cash or a combination of cash and Parent Stock, provided, however, that the percentage that the value of the Parent Stock so delivered bears to $4,000,000 shall not exceed the percentage that the value of the Per Share Merger Stock Consideration bears to the value of the Per Share Merger Consideration in the Merger. For the purpose of this paragraph, a share of Parent Stock shall be valued at the 20-Day Parent VWAP Price. Dorfman hereby authorizes Parent to instruct Paying Agent to deliver the Escrow Funds as provided in this Section and Dorfman agrees to execute and deliver a letter of transmittal and such other documents as may reasonably be required to effect the foregoing.
          (e) Right to Receive Future Sale Proceeds. In the event of a Qualifying Termination, Dorfman agrees that, with respect to each and every Qualifying Sale that occurs during the period beginning on the date of the Qualifying Termination and ending 12 months thereafter (the “Qualifying Sale Period”), Dorfman shall pay to Parent the Agreed Amount promptly after receipt by Dorfman, together with a detailed calculation of the Agreed Amount. Payment of the Agreed Amount may be in cash or in the same combination and proportion of cash, securities and/or other property that Dorfman receives in the Qualifying Sale. For the purpose of this Section:
               (i) “Qualifying Termination” means any termination of the Merger Agreement which would give rise to an obligation of the Company to reimburse Parent for its expenses pursuant to Section 7.3(a)(ii) of the Merger Agreement.
               (ii) “Qualifying Sale” means any Acquisition Proposal which is closed during the Qualifying Sale Period or with respect to which the Company or Dorfman enters into letter of intent, indication of interest or definitive agreement or receives a written offer during the Qualifying Sale Period (provided that the Acquisition Proposal that is the subject of such letter of intent, indication of interest, definitive agreement or written offer is closed (which may occur after the Qualifying Sale Period)).
               (iii) “Agreed Amount” means two-thirds (2/3) of the amount equal to (A) the number of shares sold or disposed of by Dorfman in a Qualifying Sale multiplied by (B) the positive difference, if any of (X) the value of the cash and fair market value of the securities and other property comprising the consideration per share payable to Dorfman in such Qualifying Sale minus (Y) $4.03 (which amount shall be appropriately adjusted to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar event with respect to the Company Common Stock after the date hereof). For the purpose of this Section, consideration payable in a Qualifying Sale shall be deemed to include all amounts payable directly or indirectly to Dorfman on account of his Company Common Stock in connection with such Qualifying Sale, including any amounts payable by the Company on account of his Company Common Stock in connection with such Qualifying Sale and any amounts payable directly or indirectly to Dorfman with respect to noncompetition and/or nonsolicitation covenants or employment or consulting agreements (but only to the extent that the amounts payable under such employment or consulting agreements exceed the fair market value of the services rendered).
     8. Dorfman Indemnification.
          (a) Dorfman Indemnification. From and after the Effective Time of the Merger, Dorfman shall indemnify and hold harmless Parent and Company, and their respective past, present and future direct or indirect subsidiaries, parents and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives and their respective successors, predecessors, heirs and assigns and attorneys (it being understood, however that Dorfman and any director or officer of the Company prior to the date hereof shall not be entitled to indemnification hereunder unless otherwise agreed to by Parent) (collectively, the “Parent Group”), from and against any and all actions, suits, claims, demands, Proceedings, debts, liabilities, Obligations, losses, damages (excluding reputational related damages and losses suffered by any member of the Parent Group), costs and expenses, including reasonable attorney’s fees and expenses, costs of investigation and court costs (collectively, “Claims”), arising out of or caused by, directly or indirectly, any of the following:
               (i) Any misrepresentation, breach or failure of the representations and warranties made by the Company in Section 2.2 of the Merger Agreement.
               (ii) Any misrepresentation, breach or failure of any warranty or representation made by any of the Shareholders in or pursuant to this Agreement
               (iii) Any failure or refusal by any of the Shareholders to satisfy or perform any covenant, term or condition of this Agreement.
               (iv) The Dadante Litigation Matters; provided, however, that Dorfman’s obligation under this Section 8(a)(iv) shall not apply to a Claim to the extent that such Claim is, in fact, paid by (i) director and officer insurance policies maintained by the Company on or before the Closing Date or (ii) the Tail Policy (as defined in the Merger Agreement) (collectively, “Company Insurance Policies”). Parent agrees that after the Closing Date, it will cause Company to use its commercially reasonable efforts, at Dorfman’s request and at Dorfman’s sole cost and expense, to pursue coverage under Company Insurance Policies with respect to Claims under this Section 8(a)(iv), and the parties shall cooperate with each other in pursuing insurance coverage with respect to any such Claims. Dorfman shall be liable for all amounts not paid by the Company Insurance Policies, including without limitation any deductibles and any amounts in excess of the limitations of such policies. In the event that the carrier issuing any Company Insurance Policy disclaims or denies the obligation to defend or pay a Claim covered under this Section 8(a)(iv) or agrees to defend or pay a Claim covered under this

Section 8(a)(iv) subject to a reservation of rights, Dorfman shall be responsible for the defense of such Claim and any amount that such carrier determines it is not required to defend or pay. The “Dadante Litigation Matters” shall be defined as: (i) Gordon, et al. v. Dadante, et al., Docket Number 05-CV-02726 pending in the United States District Court for the Northern District of Ohio; (ii) Small, et al v. Regalbuto, et al., Docket Number 06-CV-1721 pending in the United States District Court for the Northern District of Ohio); (iii) Amantea, et al. v. Innotrac, Inc, et al., Docket Number 07-CV-03542, pending in the United States District Court for the Northern District of Ohio; and (iv) any other Proceedings, whether brought before or after the date of this Agreement, which present claims against any of the Company and/or Parent, their respective subsidiaries, parents and other affiliates, and their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives and their respective successors, predecessors, heirs and assigns and attorneys arising from or in any way related to the facts or circumstances alleged in the matters listed in the preceding clauses (i) through (iii) or arising out of or relating in any way to the purchase or ownership of Company Common Stock by the IPOF Fund or any other entity created by, maintained by, or relating in any way to David Dadante or the trading in, granting or exercising of options in, or alleged manipulation of Company Common Stock.
          (b) Indemnification Procedures. With respect to each event, occurrence or matter (an “Indemnification Matter”) as to which any member of the Parent Group (the “Indemnitee”) is entitled to indemnification from Dorfman (the “Indemnitor”) under Section 8(a):
               (i) Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give written notice thereof to the Indemnitor (“Indemnification Notice”) of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith (“Claim Amount”), together with copies of any such written documents.
               (ii) If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice by the Shareholders, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over each of the litigation (including any arbitration), defense and settlement (the “Defense”) of the Indemnification Matter, except that (A) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense provided, however, that if the named parties to any such proceeding (including any impleaded parties) include both the Indemnitor and any Indemnitee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests or defenses between them, then the Indemnitor shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnitee; (B) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (C) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and the Indemnitee, if it elects to participate in the Defense, shall not consent to any Judgment, or agree to any settlement, without the Indemnitor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; and (D) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor’s expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including by furnishing all available documentary or other evidence and information as is reasonably requested by the other.
               (iii) The final amount owed by the Indemnitor to the Indemnitee (if any) shall be determined by a final Judgment (without further right of appeal) or by a settlement agreement or similar Contract executed by the parties involved (the “Final Claim Amount”), and shall be adjusted, if applicable, to reflect the provisions of Sections 8(c) and 8(d) (“Indemnification Amount”). At any time after such Judgment is rendered or such settlement agreement or similar Contract is executed, the Indemnitee may give notice to the Indemnitor (“Payment Notice”) demanding payment of the Indemnification Amount.
               (iv) To the extent that the Escrow Funds are available and sufficient to cover the Indemnification Amount, the Indemnification Amount shall be satisfied by a distribution of the Escrow funds to Parent in accordance with the Escrow Agreement.
               (v) To the extent that the Escrow Funds are not available or sufficient to cover the Indemnification Amount, each of the Shareholders shall, jointly and severally, be obligated to pay all or the remaining balance of the Indemnification Amount to Parent within five (5) business days after the Payment Notice is given.
          (c) Limits on Indemnification. Indemnitor’s liability under Section 8(a) shall be limited as follows (except as provided in Section 8(d)):
               (i) Ceiling. The Indemnitor’s aggregate liability under Section 8(a) shall not exceed Ten Million Dollars ($10,000,000).
               (iii) Time Periods. With respect to any Indemnification Matter under Section 8(a), the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 8(b)(i) within twenty-four (24) months after the Closing Date.
               (iii) Change to Settlement Agreement. Anything in this Agreement to the contrary notwithstanding, if the Settlement Agreement as executed on the date hereof and/or the Bar Order attached thereto as an exhibit are amended or modified by the United States District Court for the Northern District of Ohio in connection with its final approval thereof and the effect of such amendment or modification is to: (I) materially increase the potential liability of Dorfman under Section 8(a)(iv) of this Agreement from that which Dorfman would have had in the absence of such amendment or modification, then Dorfman shall have no obligation under Section 8(a)(iv) with respect to such increased potential liability or (II) exclude Dorfman, in whole or in part, from the protection of the release and the Bar Order provided for in the Settlement Agreement, then Dorfman shall have no obligation under Section 8(a)(iv), provided that, in either case, Dorfman shall have provided written notice to Parent within five (5) days after final approval by the Court of the Settlement Agreement and Bar Order that he believes that the Settlement Agreement or Bar Order have been so amended or modified and indicating whether such amendment or modification is described in the preceding clause (I) and/or clause (II).
          (d) Exceptions to Limitations. None of the limitations set forth in Section 8(c) shall apply in the case of any Indemnification Matter involving (i) Dorfman’s criminal conduct as determined by a court or (ii) Dorfman’s fraud or intentional misrepresentation based on facts and matters not the subject of the Dadante Litigation Matters.
          (e) Setoff and Holdback. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any amounts due to the Indemnitor under the Restricted Stock Award to be granted to Dorfman in connection with his Employment Agreement with Parent to be entered into on the Closing Date, any Indemnification Amounts for which the Indemnitee is entitled to indemnification under this Section 8. The Indemnitee’s rights to indemnification under this Section 8 shall not be in any manner limited by or to this right of setoff. If any Indemnification Matters are pending at a time when the Indemnitee is required to pay or deliver any amount due to the Indemnitor, then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment or delivery, until final determination of such pending Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, as determined by the Indemnitee reasonably and in good faith.
          (f) No Contribution. Dorfman hereby waives and releases, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company or the Surviving Corporation or any other member of the Parent Group in connection with any Indemnification Matter.
     9. Miscellaneous.
          (a) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Shareholders in this Agreement shall survive (i) the consummation of the Merger and the other Transactions, (ii) any termination of the Merger Agreement and (iii) the Expiration Date.
          (b) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day after it is received (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) business days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second business day after it is sent (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the business day of such delivery if confirmed within 48 hours thereafter by a signed original sent in one of the manners set forth in (a) through (c) above. If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9(b)), or the refusal to accept same, the notice shall be deemed received on the business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable: (i) if to Parent: at Parent’s address stated on page one of this Agreement to the attention of General Counsel (fax # (610) 265-1730), with a copy sent simultaneously to the same address, to the attention of its Chief Financial Officer (fax # (610) 265-1730), and to Francis E. Dehel, Esquire, Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania 19103; telephone: (215) 569-5500, facsimile: (215) 832-5532; and (ii) if to the Shareholders, to their respective addresses stated on page one of this Agreement, with a copy delivered in the same manner to David F. Cooper, Kitchens Kelley Gaynes, P.C., 11 Piedmont Center, Suite 900, 3495 Piedmont Road, NE, Atlanta, Georgia 30305 (fax # (404) 237 - 4100). Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9(b), provided that any such change of address notice shall not be effective unless and until received.
          (c) Entire Understanding. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
          (d) Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.
          (e) Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
          (f) Counterparts; No Third Party Beneficiaries; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Agreement.
          (g) Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.
          (h) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.
          (i) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
          (j) Jurisdiction and Process; Waiver of Jury Trial. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware (and agrees not to commence any such action except in such courts) and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9(b); and (e) the prevailing parties shall be entitled to recover their reasonable attorneys’ fees (including, if applicable, charges for in-house counsel), costs and disbursements from the other parties (in addition to any other relief to which the prevailing parties may be entitled).
          (k) Non-exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).
          (l) Bankruptcy Qualification. Each representation or warranty made in or pursuant to this Agreement regarding the enforceability of any Contract shall be qualified to the extent that such enforceability may be effected by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors’ rights and remedies.
          (m) Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

          (n) Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon each of the Shareholders and his, her or its heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          (o) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Parent is entitled at law or in equity.
          (p) Other Agreements and Independence of Obligations. Nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of the Shareholders under any other Contract between Parent and any of the Shareholders. The covenants and obligations of the Shareholders set forth in this Agreement shall be construed as independent of any other Contract between any or all of the Shareholders, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by any or all of the Shareholders against the Parent or the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against any or all of the Shareholders. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of any Shareholder under any agreement between any Shareholder and Parent or any certificate or instrument executed by Shareholder in favor of Parent; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or any of the obligations of any Shareholder under this Voting Agreement.
          (q) Neutral Construction. In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a document are construed against the draftsperson of that document shall not apply to this Agreement.
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     In Witness Whereof, each of the undersigned has caused this Voting, Cooperation and Indemnification Agreement to be executed as of the date first stated above.

GSI Commerce, Inc.

By:	/s/ Michael R. Conn

Name:	Michael R. Conn
Title:	Executive Vice President, Finance
and CFO
Shareholders:

/s/ Scott Dorfman	/s/ Susan Mary Trotochaud

Name: Scott Dorfman	Name: Susan Mary Trotochaud

Facsimile:	Facsimile:

Number of issued and outstanding shares of Company Common Stock owned of record as of the date of this Agreement: 5,323,495.	Number of issued and outstanding shares of Company Common Stock owned of record as of the date of this Agreement: 64,699.

Number of additional issued and outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement: 18,000.	Number of additional issued and outstanding shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement: 0.

Number of options, warrants and other rights to acquire shares of Company Common Stock owned of record as of the date of this Agreement: 125,000.	Number of options, warrants and other rights to acquire shares of Company Common Stock owned of record as of the date of this Agreement: -.

Number of additional options, warrants and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement: -.	Number of additional options, warrants and other rights to acquire shares of Company Common Stock owned beneficially (but not of record) as of the date of this Agreement: -.